Exhibit 99.1

ShiftPixy, Inc. Announces Pricing of $5 Million Private Placement

MIAMI, September 21, 2022--(BUSINESS WIRE)--ShiftPixy, Inc. (Nasdaq: PIXY) (“ShiftPixy” or “the Company”), a Florida-based national staffing enterprise which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced that it has entered into a securities purchase agreement with a single U.S. institutional investor for a private placement of common stock and warrants exercisable for common stock expected to result in gross proceeds to the Company of approximately $5 million before deducting placement agent commissions and other transaction-related expenses payable by the Company. In the private placement, the Company has agreed to sell 416,667 shares of its common stock together with common warrants to purchase up to 833,334 shares of common stock. Each share of common stock and two accompanying common warrants are being sold together at a combined purchase price of $12.00. The common warrants will have an exercise price of $12.00 per share, will be exercisable immediately and will expire seven years from the date of issuance. In connection with the private placement, the Company will reduce the exercise price of 124,194 outstanding warrants to purchase shares of common stock to $0.01 per share, effective upon the closing of the private placement.

The Company intends to use the net proceeds from the private placement for general corporate purposes, including working capital, operating expenses and capital expenditures. The private placement is expected to close on or about September 23, 2022, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the private placement.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investor, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock to be issued to the investors (including the shares of common stock issuable upon the exercise of the warrants) no later than 15 days after the closing and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ShiftPixy

ShiftPixy is a disruptive human capital services enterprise, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s nearly 26 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include, among other things, statements regarding the anticipated use of proceeds from the private placement, the anticipated closing date of the private placement and the anticipated filing and effectiveness date for a registration statement related to the resale of the common shares and common shares underlying warrants from the private placement. Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of the Company, could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of the Company’s business model; the Company’s ability to execute its vision and growth strategy; the Company’s ability to attract and retain clients; the Company’s ability to assess and manage risks; changes in the law that affect the Company’s business and its ability to respond to such changes and incorporate them into its business model, as necessary; the Company’s ability to insure against and otherwise effectively manage risks that affect its business; competition; reliance on third-party systems and software; the Company’s ability to protect and maintain its intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, and its periodic and current reports on Form 10-Q and Form 8-K. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of the Company, is included in the filings we make with the SEC from time to time. These documents are available on the “SEC Filings” subsection of the “Investor Information” section of the Company’s website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, the Company is alerting investors and other members of the general public that the Company will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in the Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

INVESTOR CONTACT:

InvestorRelations@shiftpixy.com

800.475.3655